EXHIBIT 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SENIOR SECURED PROMISSORY NOTE

April 3, 2014	Up to $10,000,000.00

AS SEEN ON TV, INC., a Florida corporation (“ASTV”), INFUSION BRANDS, INC., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a Delaware corporation (“eDiets”), TV GOODS HOLDING CORPORATION, a Florida corporation (“TV Goods”), TRU HAIR, INC., a Florida corporation (“Tru Hair”), and RONCO FUNDING, LLC, a Delaware limited liability company (“RFL” and collectively with ASTV, Infusion, eDiets, TV Goods and Tru Hair, the “Company”), hereby, jointly and severally, unconditionally promise to pay, in lawful money of the United States of America and in immediately available funds, to the order of MIG7 Infusion, LLC, a Florida limited liability company, with an address of 16311 Baycross Drive, Lakewood Ranch, Florida 34202, or its assignee (“Holder”), the principal amount of TEN MILLION DOLLARS AND 00/100 CENTS ($10,000,000.00) or so much thereof as may be disbursed and remain outstanding from time to time hereafter pursuant to and in accordance with that certain Senior Note Purchase Agreement among the Company and the Purchaser, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Absent manifest error, the records of Holder shall be conclusive as to amounts borrowed and owed under this Promissory Note (this “Note”).

This Note is secured pursuant to and as described in that certain Security Agreement and Pledge Agreement by and among the Company and the Purchaser dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement” and “Pledge Agreement,” respectively).

This Note was issued pursuant to the Note Purchase Agreement, is the Note referred to in the Note Purchase Agreement and is entitled to the benefits and is subject to the terms and conditions of the Note Purchase Agreement and the other Transaction Documents (as defined therein). The Note Purchase Agreement contains terms governing the rights of the Holder of this Note and all provisions of the Note Purchase Agreement are hereby incorporated herein in full by reference. Except as otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Note Purchase Agreement.

Interest. Subject to the other provision of this Note, interest shall accrue on the unpaid principal balance of this Note, at the rate of fourteen percent (14%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in a year) (the “Interest Rate”), commencing on April 1, 2014. The Company shall pay the Holder accrued interest on the amount of principal outstanding under this Note from time to time on the fifth (5th) day of each month until all amounts due hereunder are repaid in full.

Principal. The Company shall pay the principal amount of TEN MILLION DOLLARS AND 00/100 CENTS ($10,000,000.00) (or such lesser principal amount advanced under this Note and then outstanding), together with all accrued and unpaid interest thereon, to the Holder on the Maturity Date. This Note shall mature and become payable in full on April 3, 2015 (the “Maturity Date”).

Extension. The Company may request that the Maturity Date be extended for an additional 180 days by providing a written request to the Holder at least sixty (60) days prior to the original Maturity Date, which request shall automatically be approved if on such date (1) no Event of Default (as defined in the Note Purchase Agreement) is then in existence and (2) the Company’s consolidated revenues, as determined in accordance with GAAP, and EBITDA for the 12 months immediately preceding such date equal or exceed THIRTY NINE MILLION DOLLARS AND 00/100 CENTS ($39,000,000.00) and SIX MILLION DOLLARS AND 00/100 CENTS ($6,000,000.00), respectively (collectively, the “Extension Requirements”). If the Company does not meet the Extension Requirements, the Maturity Date will not be extended without the prior written approval of the Holder. If the Note is so extended, then, notwithstanding anything to the contrary contained herein, the Maturity Date shall be extended until October 2, 2015, the Interest Rate shall be increased to 15.5% effective as of the date of the original Maturity Date, the Required Interest Reserve Amount shall be recalculated based on the adjusted Maturity Date and Interest Rate (the “Additional Reserve”), and the Company shall deposit into the Interest Reserve Account, on or prior to the original Maturity Date, the amount of the Additional Reserve in cash.

Interest Reserve Account. On or before the date hereof, the Company shall have established an interest reserve and cash collateral account with Wells Fargo Bank, N.A. or another financial institution reasonably acceptable to the Holder (the “Interest Reserve Account”), and the Company shall have granted a first priority lien on and duly perfected security interest in the Interest Reserve Account, and all deposits therein and proceeds thereof, in favor of the Holder. Simultaneous with the funding of each advance of the Loan evidenced by this Note, the Company is required to deposit into the Interest Reserve Account an amount equal to the aggregate interest that will accrue on the principal amount of such advance at the Interest Rate from the date of such advance through and including the Maturity Date (each, a “Required Interest Reserve Deposit”, and collectively, the “Required Interest Reserve Amount”). The Company shall be entitled to fund any Required Interest Reserve Deposit with the proceeds of the related advance under this Note. In the event that the Company shall have failed to establish or maintain (i) the Interest Reserve Account or (ii) the duly perfected first priority lien on and security interest in the Interest Reserve Account and the deposits therein and proceeds thereof, as of any date on which the funding or an advance hereunder is made, the Holder shall be entitled to hold back and refrain from funding the applicable Required Interest Reserve Deposit (each, an “Interest Reserve Holdback”) until such time as the Interest Reserve Account and the duly perfected lien and security interest are in place to the reasonable satisfaction of the Holder. For the avoidance of doubt, in the event that an Interest Reserve Holdback occurs, the full advance, including the Interest Reserve Holdback, shall be deemed to have been funded and interest shall accrue thereon pursuant to the terms of this Note, and Holder shall not be required to pay or liable for any interest thereon in favor of the Company.

Voluntary Prepayments. The Company may, at any time and from time to time upon thirty (30) days advance written notice to Holder, prepay all or a portion of the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon, the Make Whole Amount, and any and all other obligations due and payable under the Note Purchase Agreement and the other Transaction Documents. With respect to any voluntary prepayments in accordance with this Note, “Make Whole Amount” means, as of any date, an amount equal to the interest that would have accrued on the amount of principal being prepaid from the date of such prepayment through the Maturity Date plus any unpaid fees or other charges then due under this Note or any other Transaction Document, plus a pro rata portion of any unpaid loan origination fees to become due under Section 3.8 of the Note Purchase Agreement.

Events of Default. Upon and during the continuation of an Event of Default (as defined in the Note Purchase Agreement), the unpaid principal balance of the Loan evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section 6.1(iv) of the Note Purchase Agreement, the unpaid principal balance of the Loan evidenced by this Note shall automatically and immediately become due and payable, without demand, notice or acceleration of any kind whatsoever.

Upon and during the continuation of an Event of Default, to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at the Holder's discretion up to the lesser of (i) 18 percent or (ii) the maximum rate of interest permitted by law (such lesser amount, the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Company or any other Obligor a right to cure any default. At the Holder's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. The Holder is hereby authorized at any time to set off any charge against any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of the Holder or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, the Holder shall have all rights and remedies available under each of the Transaction Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the Default Rate.

Place of Payment. Payments of principal of and interest on this Note are to be delivered to the following address:

MIG7 Infusion, LLC

16311 Baycross Drive

Lakewood Ranch, Florida 34202

Attention: Craig Mallitz, President

or to such other address or to the attention of such other person as specified by the Holder by prior written notice to MIG7 Infusion, LLC.

Payments received in respect of this Note at or before 5:00 p.m. Eastern Time on any Business Day shall be deemed received by the Holder on such Business Day. Payments received in respect of this Note on any day that is not a Business Day, or after 5:00 p.m. Eastern Time on any Business Day, shall be deemed received by the Holder on the next succeeding Business Day. Payments received in respect of this Note shall be applied as provided in the Note Purchase Agreement.

The Company shall pay the cost of any revenue, documentary, stamp or other tax now or hereafter required by any applicable law, at any time, to be affixed to this Note or the instruments securing this Note and if any tax shall be imposed with respect to the indebtedness evidenced by this Note or secured by said instruments, the Company shall pay to Holder the amount of any such tax, together with any and all penalties, fines, interest or late fees imposed thereon by the appropriate governmental authority having jurisdiction over the imposition, collection or enforcement of any such tax.

The Company, any indorser, or guarantor hereof or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Transaction Document; (b) consent to all delays, extensions, renewals or other modifications of this Note or the other Transaction Documents, or waivers of any term hereof or of the other Transaction Documents, or release or discharge by the Holder of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Holder, or any indulgence shown by the Holder (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by the Holder shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the Holder of, or otherwise affect, any of the Holder's rights under this Note, under any endorsement or guaranty of this Note or under any of the other Transaction Documents; and (c) agree to pay, on demand, all reasonable costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of the Holder's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

Obligors agree to promptly pay, indemnify and hold the Holder harmless from all state and federal taxes of any kind and other liabilities (other than taxes on income realized by the Holder) with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note.

The failure at any time of the Holder to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Holder shall be cumulative and may be pursued singly, successively or together, at the option of the Holder. The acceptance by the Holder of any partial payment shall not constitute a waiver of any default or of any of the Holder's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Holder unless the same shall be in writing, duly signed on behalf of the Holder; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Holder or the obligations of any Obligor to the Holder in any other respect at any other time.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or the Company, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and assigns provided, however, that no obligations of the Company or any other Obligor hereunder can be assigned or delegated without prior written consent of the Holder.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Transaction Document and shall otherwise be subject to all of the general terms and conditions contained in Section 7 of the Note Purchase Agreement, mutatis mutandi.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

INFUSION BRANDS, INC.	AS SEEN ON TV, INC.

By:	By:

Name:	Name:

Title:	Title:

EDIETS.COM, INC.	TV GOODS HOLDING CORPORATION

By:	By:

Name:	Name:

Title:	Title:

TRU HAIR, INC.	RONCO FUNDING, LLC

By:	By:

Name:	Name:

Title:	Title:

Signature Page to Senior Subordinated Promissory Note